EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-71332) of EDT Learning, Inc., of our report dated July 11, 2002, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated July 11, 2002 relating to the financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Phoenix, Arizona
June 27, 2003